Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑1 (No.’s 333‑280238, 333‑276631, 333‑237516, 333‑239750, 333‑268085, 333‑269777, 333‑271526, 333‑272278, 333‑274155, and 333‑274331), Form S‑3 (No.’s 333‑284657, 333‑278622, 333‑251177, 333‑239845, 333‑234787, 333‑233433, 333‑254535, 333‑257776, 333‑267211, 333‑268231, 333‑290945, 333‑290405, 333‑289888, 333‑288596, and 333‑288538), and Form S‑8 (No.’s 333‑285154, 333‑283118, 333‑281053, 333‑279730, 333‑253339, 333‑261040, 333‑265060, 333‑228327, 333‑271520, 333‑274154, 333‑291767, 333‑291631, 333‑288568, and 333‑288281) of our report dated March 18, 2026, relating to the consolidated financial statements of Datavault AI Inc., which appears in this Annual Report on Form 10-K.

San Jose, California

March 18, 2026